ALDA Pharmaceuticals Corp. 635 Columbia Street, New Westminster, British Columbia, V3M 1A7 Tel: (604) 521-8300; Fax: (604) 521-8322;

EXHIBIT 4.k

June 1, 2008

To:

612480 BC Ltd.  (the “Consultant”)

200 – 5611 Cooney Road

Richmond, British Columbia  V6J 3J6

And To:

Peter Chen  (the “Consultant Principal”)

5088 Calder Court

Richmond, British Columbia  V7C 5P1

Re:

Consulting Agreement

The rights, obligations, terms and conditions set out below will constitute, upon the counter-signature of the Consultant and Consultant Principal, the parties mutual agreement with respect to the retainer for services of the Consultant with ALDA Pharmaceuticals Corp., a corporation incorporated under the laws of British Columbia.

1.

Definitions

In this Agreement:

(a)

"affiliate" has the same meaning as in the British Columbia Business Corporations Act or any successor statute, as amended from time to time.

(b)

"Agreement"' means this agreement and schedules attached to this agreement, as amended or supplemented from time to time.

(c)

"approved by the Company" or words of similar import means approved by an authorized representative of the Company other than the Consultant Principal.

(d)

"Board" means the board of directors of the Company.

(e)

"Business of the Group" means (i) the business of the commercialization of T36® technologies for multiple applications; (ii) the provision of related consulting services; and (iii) any other material business carried on from time to time by any member of the Group.

(f)

"Breach" of this Agreement by Consultant means:

(i)

the conviction of either of the Consultant or the Consultant Principal of a crime (indictable level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving any member of the Group that would constitute a crime in the jurisdiction involved;

(ii)

any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against any member of the Group or customer of any member of the Group;

(iii)

any material breach of any of the terms of this Agreement by the Consultant or the Consultant Principal, including the failure to devote adequate time to the Business of the Group, wilful failure by the Consultant in the performance of any of the duties under this Agreement, the use of illegal drugs or the habitual and disabling use of alcohol or drugs by any employee of the Consultant including the Consultant Principal, or conduct by any employee of the Consultant including the Consultant Principal amounting to insubordination which remains uncured after the expiration of sixty (60) days following the delivery of written notice of such breach to such breaching party by the Company;

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

(iv)

any threatened or actual attempt by either of the Consultant or the Consultant Principal to secure any personal profit in connection with the Business of the Group or the corporate opportunities of any member of the Group; and

(v)

any wilful or negligent act which is materially injurious to the Business of the Group.

(g)

"Change in Control" means a change in the beneficial or legal ownership of 20% or more of the issued securities of the Consultant without the prior approval of the Company.

(h)

"Company" means ALDA Pharmaceuticals Corp., a corporation incorporated under the laws of British Columbia.

(i)

"Competitive Business" means any firm, company or business that competes in a material way with the Business of the Group.

(j)

"Confidential Information" means all confidential or proprietary facts, data, techniques, materials and other information relating to the Business of the Group or the Group's scientific interests which may before or after the Effective Date be disclosed to the Consultant by any member of the Group or which may otherwise come within the knowledge of the Consultant (including the knowledge of any of the Consultant’s employees) or which may be developed by the Consultant or an employee of the Consultant in the course of the services provided under this Agreement or from any other Confidential Information. Confidential Information includes, without limiting the generality of the foregoing, trade secrets, know-how, concepts, techniques, processes, designs, cost data, software programs, formulas, developmental or experimental work, work in process, information concerning business opportunities, including all ventures considered by the Company whether or not pursued, customer information, including customer names, addresses, markets and knowledge of the Company's contracts with its customers an any financial information, including costs, sales, income, profits, salaries and wages.

(k)

"Effective Date" means June 1, 2008.

(l)

"Group" means the Company and its affiliates.

(m)

"Intellectual Property Rights" means all rights in respect of intellectual property including, without limitation, all patent, industrial design, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe,

(n)

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

(o)

"subsidiary" has the same meaning as in the British Columbia Business Corporations Act or any successor statute, as amended from time to time.

(p)

"Termination Date" means and will be deemed to have occurred on the date that written notice is received or deemed to have been received pursuant to paragraphs 8.1 or 8.3 or the date of termination by the Company pursuant to paragraphs 8.2 or 8.4.

(q)

"Works" means copyrightable works of authorship including, without limitation, any technical descriptions for products, user guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

2.

Retainer for Services

2.1.

Consulting Services:  The Company hereby retains the Consultant as an independent consultant and the Consultant hereby accepts and agrees to such retainer.  The Consultant shall render consulting services with respect to the Business of the Group including the duties and responsibilities set out on Schedule " A " to this Agreement (the “Services”), or on any replacement thereof initialled by the parties, together with such other duties and responsibilities that the Board may prescribe from time to time or that are incidental to the Services to be provided herein.

2.2.

Consultant Principal:  The Consultant covenants and agrees that the Services to be provided hereunder will be provided exclusively by the Consultant Principal on or for the behalf of the Consultant unless otherwise agreed to in writing between the Company and the Consultant Principal.  The Services will be provided at such locations as are most appropriate for the nature of the work.  The Consultant Principal shall be appointed as, and exercise the duties and powers of, the office of Secretary and Chief Financial Officer of the Company and such office(s) of a member of the Group and the Board may, in its discretion approve.

2.3.

Representations of Ownership and Pre-existing Limitation:  Each of the Consultant and the Consultant Principal represent and warrant to the Company that: (i) the Consultant Principal is the sole legal and beneficial owner of all of the voting securities of the Consultant; and (ii) neither the entering into of this Agreement nor the provision of the Services contemplated hereby will result in a breach or violation of any agreement or other instrument to which either the Consultant and the Consultant Principal is a party or by which either the Consultant and the Consultant Principal is bound.

2.4.

Scope of Duties:  Subject to paragraph 2.7 below, the Consultant covenants and agrees to provide sufficient time and attention to the business and affairs of the Business of the Group as is reasonably necessary given the nature of the services to be provided under this Agreement, to perform the Services faithfully, diligently, and in the best interests of the Company.  The Consultant will cause the Consultant Principal to be available for advice and counsel to the Board at such times and places as may be determined by the Board, acting reasonably.  During the term of the retainer hereunder with the Company the Consultant and each of its employees will communicate and channel to the Company all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the Business of the Group. Any such information communicated to the Company as aforesaid will be and remain the property of the Company notwithstanding the subsequent termination of this Agreement.

2.5.

Policy & Procedures:  Although not an employee of the Company, the Consultant acknowledges and agrees that the retainer set out in this Agreement and the Services provided hereunder will be governed by the policies and protocols of the Company established by the Board as from time to time may be in effect and for which reasonable notice has been provided and agree to comply with the terms of such policies and protocols so long as they are not inconsistent with any provisions of the Agreement.  Any research undertaken for or on behalf of the Company will be conducted in accordance with the policies and protocols of the Company and its collaborators, as developed from time to time.  The Consultant agrees to secure the written consent of all of its employees to the foregoing.

2.6.

Special Relationship:  The Consultant and the Consultant Principal each acknowledge that as the result of entering into this Agreement the Consultant or the Consultant Principal will each be a “person in a special relationship”, as that expression is defined in the securities laws of various provinces of Canada, with the Company, and that as such the Consultant or the Consultant Principal may receive information concerning material changes in or material facts concerning the business and affairs of the Company that has not been generally disclosed, and the Consultant and the Consultant Principal each covenant and agree that they will not purchase or sell any securities of the Company until such information has been generally disclosed.

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

2.7.

Other Services:  The Company is aware that Consultant Principal has now and will continue to provide services or otherwise retain its appointment on the board of directors of Mid-Island Minerals Corp., Bullrock Minerals Inc., Stella Energy Corp. and Infinity Power Inc. and the Company recognizes that this will require a certain portion of the Consultant Principal’s time.  The Company agrees that the Consultant Principal may continue in its current capacity with such company, provided that the Consultant Principal’s obligations do not conflict with any duties or obligations under this Agreement.  The Consultant and Consultant Principal shall otherwise not provide services to, be employed with or be a director of, as the case may be, any other entity without the written approval of the Company.

3.

Remuneration and Expenses

3.1.

Fee for Service:  The Company will pay a consulting fee to the Consultant in the amount of (Cdn)$12,000.00 per month, plus applicable goods and services tax, which will be payable in two equal instalments on the 15th and last day of each month.  The fee payable will be reviewed annually, and may be adjusted by the Company in consultation with the Consultant to reflect general economic conditions, changes in the duties provided under this Agreement and performance.

3.2.

Stock Options:  The Consultant will be entitled to participate in the Company’s Incentive Stock Option Plan as may be established, from time to time, by the Board of Directors of the Company.  The Consultant understands and agrees that stock options will be provided in accordance with the formal plan documents and policies of the TSX Venture Exchange or any other stock exchange or quotation system with jurisdiction over the securities of the Company and any issues with respect to entitlement, exercise, vesting or expiry will be governed by the terms of such documents or policies.

3.3.

Travel Expenses:  The Company will reimburse the Consultant for all reasonable travelling and other out-of-pocket expenses actually and properly incurred by the Consultant Principal and approved by the Company in connection with the Services hereunder provided that the Consultant first furnish statements and vouchers for all such expenses to the Company.

3.4.

Benefits:  The Consultant Principal will be entitled to participate in any and all of the Company's group insurance plans; extended medical or dental plans; or retirement or pension plans, any other benefit programs (the "Employee Benefits") which may be in effect for all employees of the Company during his employment.  The Consultant Principal understands and agrees that the Company reserves the right to unilaterally revise the terms of the Employee Benefits or to eliminate any Employee Benefits thereunder altogether.  The Consultant Principal understands and agrees that benefits will be provided in accordance with the formal plan documents or policies and any issues with respect to entitlement or payment of benefits under any of the Employee Benefits will be governed by the terms of such documents or policies establishing the benefit in issue.

4.

Relationship; Taxes

4.1.

Independent Contractor:  It is acknowledged and agreed that it is the intention of the parties to this Agreement that the Consultant is being retained by the Company as an independent contractor and that the Consultant shall have no authority to enter into any agreement or incur any obligation on behalf of the Company, except with the prior written consent of the Company, and that neither the Consultant nor the Consultant Principal will be an employee of the Company and the Company will not be required to make contributions for employment insurance, Canada Pension, workers’ compensation and other similar levies in respect of the fee for services to be paid to the Consultant under this Agreement.

4.2.

Liability for Taxes:  The Consultant covenants and agrees with the Company to pay for, make and maintain all required contributions and deductions for income taxes, workers’ compensation and employment insurance in conformity with applicable statutory requirements in respect of any remuneration payable by the Consultant to any of it employees, including the Consultant Principal, and covenants and agrees with the Company that the Consultant shall indemnify and save the Company harmless from and against all claims, actions, losses, expenses, costs or damages of every nature and kind whatsoever which the Company or its officers, employees or agents may suffer as a result of the Consultant’s non-compliance with this paragraph 4.2.

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

5.

Assignment of Interest in Inventions

5.1.

Disclosure:  Each of the Consultant and Consultant Principal will make prompt and full disclosure to the Company of any work, know-how, biological material, research, discovery, invention, development, production, process or improvement relating to the Business of the Group produced, created, conceived, made, improved upon or participated in by either or both of the Consultant and Consultant Principal, solely or jointly, in the course of or relating to the retainer hereunder with the Company or with any other member of the Group (the "Inventions").  Each of the Consultant and Consultant Principal will keep and maintain adequate and current written records of all Inventions and make such records available to the Company at all times.  All records are and will remain the sole property of the Company.

5.2.

Assignment:  The Company will hold all Intellectual Property Rights in respect of the Inventions for the exclusive benefit of the Company and the Consultant and Consultant Principal will not claim or apply for registration or challenge the Company's registration of, any such Intellectual Property Rights.  Each of the Consultant’s and Consultant Principal’s acceptance of the terms of this Agreement constitutes its respective absolute, unconditional and irrevocable assignment, transfer and conveyance of all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Inventions.  Each of the Consultant and Consultant Principal hereby waive in favour of the Company all claims of any nature whatsoever that either party now has or hereafter may have for infringement of any Intellectual Property Rights for the Inventions so assigned to the Company.  To the extent that copyright may subsist in the Inventions, each of the Consultant and Consultant Principal will hereby waive all past, present and future moral rights either party may have.

5.3.

Intellectual Property Protection:  The Inventions and all related Intellectual Property Rights will be the absolute and exclusive property of the Company.  The Company may apply for patent, copyright or other intellectual property protection in the Company's name or, where such procedure is proper, in either or both of the Consultant’s and Consultant Principal’s name, anywhere in the world.  Each of the Consultant and Consultant Principal will, at the Company's request, execute all documents and do all such acts and things considered necessary by the Company to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions.  If the Company requires but is unable to secure either or both of the Consultant’s and Consultant Principal’s signature for any such purpose in a timely manner, each of the Consultant and Consultant Principal hereby appoint any duly authorized officer or agent of the Company (the "Attorney") to be their respective attorney in accordance with applicable law, to act for each such respective party and on their respective behalf and stead to execute and deliver any such documents and instruments and to do all other lawfully permitted acts, matters and things to carry out the intent of this Section 4, with the same: legal force and effect as if executed or done by either or both of the Consultant and Consultant Principal.

5.4.

Copyrights in Works:  Any Works created by either or both of the Consultant and Consultant Principal in the course of or relating to the retainer hereunder with the Company or with any other member of the Group are subject to Section 13(3) of the Copyright Act (Canada) and to the "'work for hire" provisions of sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code.  All right, title and interest to copyrights in all Works that have been or will be prepared by either or both of the Consultant and Consultant Principal in the course of or relating to the retainer hereunder with the Company or with any other member of the Group will be the property of the Company.  Each of the Consultant and Consultant Principal acknowledge and agree that, to the extent the provisions of the Copyright Act (Canada) or the copyright laws of the United States do not vest in the Company the copyrights to any Works, each of the Consultant and Consultant Principal hereby irrevocably assign to the Company all right, title and interest to copyrights which either or both of the Consultant and Consultant Principal may have in any Works.  Each of the Consultant and Consultant Principal will disclose to the Company all Works, will execute and deliver all applications, registrations and documents relating to the copyrights in the Works and will provide assistance to secure the Company's title to the copyrights in the Works.  The Company will be responsible for all expenses incurred in connection with the registration of all copyrights.  Each of the Consultant and Consultant Principal hereby waive any moral rights which either or both of the Consultant and Consultant Principal may have under the Copyright Act (Canada) or similar legislation anywhere in the world or otherwise with respect to the Works.

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

6.

Confidentiality

6.1.

Confidentiality:  Each of the Consultant and Consultant Principal will retain all Confidential Information developed, utilised or received by each member of the Group in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than in the course of or relating to the retainer hereunder or as required by law or a regulatory authority having jurisdiction.  Each of the Consultant and Consultant Principal will not use Confidential Information for their respective personal benefit or permit it to be used for the benefit of any Person other than the Company, either during the term of the retainer hereunder with the Company or any time thereafter.  Each of the Consultant and Consultant Principal will take all reasonable precautions to prevent any Person from having unauthorized access to Confidential Information or use of it.  In particular, each of the Consultant and Consultant Principal will not copy, modify or distribute any Confidential Information, in whole or in part, except with the written approval of the Company or as may be required to carry out their respective duties under this Agreement.  All copies of Confidential Information, and all documents and electronic or other records which now or hereafter may contain Confidential Information, are and will remain the exclusive and absolute property of the Company.  Each of the Consultant and Consultant Principal agree that they will, respectively, hold all confidential or proprietary information received by the Company from a third party to which the Company owes an obligation of confidentiality in the strictest confidence and they will not use such information for the benefit of anyone other than the Company or the third party without the prior written consent of the Company.  Each of the Consultant and Consultant Principal agree that they will not use the Company's name or refer to the Company in any advertising or publicly whatsoever including, without limitation, any interview or press release, without the prior written consent of the Company.

6.2.

Exceptions:  Any obligations specified in paragraph 6.2 will not apply to the following:

(a)

any information that is presently in the public domain;

(b)

any information that subsequently becomes part of the public domain through no, fault of the parties hereto;

(c)

any information obtained by the Consultant and Consultant Principal from a third party with a valid right to disclose it, provided that such third party is not under a confidentiality obligation to the Company and the Company is not under a confidentiality obligation to such third party; or

(d)

any information that was independently developed by either the Consultant or the Consultant Principal or was otherwise in their respective lawful possession prior to receipt from the Company, other than through prior disclosure by the Company, as evidenced by such parties’ business records.

7.

Restrictive Covenants

7.1.

Restrictions:  Each of the Consultant and Consultant Principal jointly and severally covenants and agrees with the Company that:

(a)

during the term of the retainer hereunder with the Company, they shall not engage in any business, enterprise or activity that is contrary to or detracts from the due performance of the Business of the Group;

(b)

during the term of the retainer hereunder with the Company, they will not receive or accept for their own respective benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any Person having or proposing to have one or more business transactions with any member of the Group, without the prior approval of the Board

(c)

during the term of the retainer hereunder with the Company and for a period of one year thereafter, they will not, either individually or in conjunction with any Person, as principal, agent, director, officer,

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

employee, investor or in any other manner whatsoever, directly or indirectly, engage in or become financially interested in a Competitive Business without the prior written consent of the Company provided, however, that the foregoing will not prevent either the Consultant and Consultant Principal from holding any class of publicly held shares of a company, partnership or other organization provided that the Consultant and Consultant Principal or both of them, alone or in conjunction with any other Person, will not directly or indirectly hold more than five percent of the shares of any such class;

(d)

during the term of the retainer hereunder with the Company and for a period of one year thereafter, they will not, either directly or indirectly, on own respective behalf or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate to any Competitive Business, any Business or actively sought prospective Business of the Group or any customers with whom any member of the Group has current agreements relating to the Business of the Group, or with whom the Consultant or Consultant Principal have dealt, or with whom either party has supervised negotiations or business relations, or about whom either party has acquired Confidential Information in the course of the retainer hereunder with the Company;

(e)

during the term of the retainer hereunder with the Company and for a period of one year thereafter, they will not, either directly or indirectly, on their own respective behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any independent contractor of or any person employed by any member of the Group or persuade or attempt to persuade any such individual to terminate his or her contract or employment with the Company; and

(f)

during the term of the retainer hereunder with the Company and for a period of one year thereafter, they will not directly or indirectly impair or seek to impair any relationships that any member of the Group has with its employees, customers, suppliers, agents or other parties with which any member of the Group does business or has contractual relations.

8.

Termination

8.1.

Termination by Consultant on Notice:  The Consultant may terminate this Agreement upon the giving of thirty (30) days written notice to the Company.  The Company may waive such notice, in whole or in part and if it does so, this Agreement will cease on the date the Company waives such notice.

8.2.

Termination by Company for Breach:  The Company may terminate this Agreement without notice or payment in lieu thereof, for Breach.

8.3.

Termination by Company on Notice:  The Company may terminate this Agreement at its sole discretion and for any reason upon giving the Consultant written notice of termination provided, however, that the Company will then pay, in lieu of notice and on or before the 30th day following the Termination Date, twelve (12) months' fee for services payment hereunder.

8.4.

Termination on Change of Control of Consultant, Death of Consultant Principal or Regulatory Order:  The Company may terminate this Agreement without notice or payment in lieu thereof, upon a Change of Control of the Consultant, the death or permanent disability of the Consultant Principal or pursuant to Paragraph 9.1.

8.5.

Return of Company Property: Upon termination of this Agreement, the Consultant will promptly return to the Company all Company property including all written information, tapes, discs or memory devices and copies thereof, and any other material on any medium in the possession or control of the Consultant or any employee of the Consultant pertaining to the Business of the Group, without retaining any copies or records of any Confidential Information whatsoever.  The Consultant and the Consultant Principal will also return any keys, pass cards, identification cards or other property belonging to the Company.

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

8.6.

Provisions which Operate Following Termination:  Notwithstanding any termination of this Agreement for any reason whatsoever and with or without Cause, the provisions of sections 5, 6 and 8;

paragraphs 2.3 and 3.5; and subparagraphs 3.2(d), 3.2(b) and 7.1(c), (d), (e) and (f) of this Agreement and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination.

9.

Regulatory Filings & Approval

9.1.

Regulatory Approval:  This Agreement may be subject to the acceptance pursuant to the policies of the TSX Venture Exchange and the refusal of the TSX Venture Exchange to accept this Agreement, shall not constitute a default of the Company under this Agreement.

9.2.

Regulatory Filings:  Each of the Consultant and Consultant Principal acknowledges and agrees that the Company may be required to make certain filings with corporate registries, securities commissions and the TSX Venture Exchange or any other stock exchange or quotation system with jurisdiction over the securities of the Company and the each of the Consultant and Consultant Principal agrees to provide the Company with such documents and information as may be required by such government and regulatory entities and agrees that the failure to do so, whether such failure results in delays or in the refusal of the TSX Venture Exchange or any other stock exchange or quotation system with jurisdiction over the securities of the Company to accept this Agreement, shall not constitute a default of the Company under this Agreement.

9.3.

Privacy:  The each of the Consultant and Consultant Principal understands that the Company may collect, use or disclose personal information (the “Personal Information”) about the Consultant Principal as required for those purposes necessary for the conduct of the contract relationship (including security; payment; planning and management; and equity plan, pensions and benefit administration) and the each of the Consultant and Consultant Principal hereby consents to such disclosure.  The each of the Consultant and Consultant Principal understands that the Company may disclose Personal Information to the TSX Venture Exchange or any other stock exchange or quotation system with jurisdiction over the securities of the Company and each of the Consultant and Consultant Principal hereby consents to such disclosure.

10.

General Provisions

10.1.

Agreement Voluntary and Equitable:  The parties agree that they each have carefully considered and understand the terms contained in this Agreement, that the terms are mutually fair and equitable, and that they each have executed this Agreement voluntarily and of their own free will.

10.2.

Irreparable Harm:  Each of the Consultant and the Consultant Principal acknowledge and agree that any breach of section 5, paragraph 6(a) and subparagraphs 7.1(c), (d), (e) and (f) of this Agreement by it will cause irreparable harm to the Company and in addition to all of the remedies available to the Company by law, the Company will be entitled to equitable relief including without limitation, injunctive relief to ensure compliance with section 5, paragraph 5(a) and subparagraphs 7.1(c), (d), (e) and (f) of this Agreement.

10.3.

Assignment and Enurement:  Neither the Consultant nor the Consultant Principal may assign this Agreement, any part of this Agreement or any of their respective rights or obligations under this Agreement without the prior written consent of the Company.  This Agreement enures to the benefit of and is binding upon each of the Consultant and the Consultant Principal and the Company and each such parties respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

10.4.

Severability:  If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion thereof will be severed from this Agreement and the balance of this Agreement will remain in full force and effect.

10.5.

Entire Agreement:  This Agreement contains the whole agreement between the parties hereto with respect to the subject matter herein, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement.  This Agreement supersedes any written or oral agreement or understanding between the parties.  No change or modification of this Agreement will be valid unless it is in writing and initialled by all parties.

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

10.6.

Notice:  Any notice required or permitted to be given hereunder must be in writing and will be sufficiently given or made if delivered or sent by registered mail to the address of the parties set out on page 1 hereof.  Any notice so given will be deemed to have been given and to have been received on the day of delivery if it is a business day and otherwise on the next succeeding business day or, if mailed, on the third business day following the mailing thereof (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause). Addresses for notice may be changed by giving notice in accordance with this paragraph 10.6.

10.7.

Non-waiver:  No failure or delay by either the Consultant or the Company in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by the Consultant or by the Company to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

10.8.

Further Assistance:  The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

10.9.

Time:  Time is of the essence of this Agreement.

10.10.

Governing Laws:  This Agreement shall be exclusively governed by and interpreted in accordance with the laws from time to time in force in British Columbia and the laws of Canada applicable thereto.  For the purpose of all legal proceedings, this Agreement shall be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia shall have exclusive jurisdiction to entertain any action arising under this Agreement.  The parties hereto each hereby attorns to the jurisdiction of the courts of the Province of British Columbia.

10.11.

Independent Legal Advice:  Each of the Consultant and the Consultant Principal acknowledge that they have been given an opportunity to seek independent legal advice with respect to the terms of this Agreement prior to its execution and have been advised to do so by the Company and that each understands the terms and rights and obligations under this Agreement.

10.12.

Counterparts:  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one Agreement.

ALDA PHARMACEUTICALS CORP.

By:

“Linda Allison”

--------------------------------------------------------

Signature of Authorized Signatory

Linda Allison, Director

--------------------------------------------------------

Print Name & Title

Consulting Agreement
June 1, 2008

______________________________________________________________________________________________________________________

The undersigned 612480 BC Ltd. hereby accepts the retainer for consultative services with the Company on the terms and conditions set out in this Agreement.

DATED this  1st  day of June,  2008.

612480 BC LTD.

By:

“Peter Chen”

----------------------------------------------------------

Signature of Authorized Signatory

Peter Chen, President

----------------------------------------------------------

Print Name & Title

The undersigned Peter Chen hereby acknowledges the appointment of 612480 BC Ltd. under this Consulting Agreement and executes this page below for the purpose only of confirming that he is bound by the provisions of this Agreement as they relate to the Consultant Principal.

DATED this 1st day of June, 2008.

“Peter Chen” (seal) ---------------------------------------------------------- PETER CHEN

Witnessed By:

“Eric Lam”

-------------------------------------------------------
Witness Signature

3600 Cunningham Dr., Richmond, BC, Canada

--------------------------------------------------------
Print Name & Address

SCHEDULE "A"
to the Consulting Agreement between
612480 BC Ltd. and ALDA Pharmaceuticals Corp.

DUTIES AND RESPONSIBILITIES

(a)

Responsibility for the day-to-day operation of, the audit, finance, treasury and accounting functions of the Company, including financial controls and financial reporting.

(b)

Instructing and liaising with the Company’s auditors, accountants and lawyers.

(c)

Reporting to and liaising with the Company’s Audit Committee, Compensation Committee and/or Corporate Governance Committee, as applicable.

(d)

Developing, in consultation with the Chief Executive Officer financial plans and budgets for actual or proposed exploration and development of resource properties of the Company and any subsidiary.

(e)

Negotiating and concluding future financings or the Company as required from time to time as may be approved at the discretion of the Board of Directors of the Company.

(f)

Assisting the Company to develop, implement, promote and monitor policies with respect to internal financial controls and public financial reporting as required by applicable corporate and securities law any stock exchange or quotation system with jurisdiction over the securities of the Company.

(g)

Assisting in the coordination and filing of all continuous disclosure obligations of the Company pursuant to the provisions of the securities laws applicable to the Company and its business and as otherwise required by the rules and policies of the TSX Venture Exchange or any other stock exchange or quotation system with jurisdiction over the securities of the Company.

(h)

Such other services not inconsistent with the office of Secretary and Chief Financial Officer as may be requested of the Consultant or the Consultant Principle by the Board of Directors of the Company from time to time and in the other offices to which he may be appointed by the subsidiary companies of the Company.

Schedule “A”